Exhibit 10.22

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of April 12, 2023, is entered into by and between Lineage Logistics Holdings, LLC, a Delaware limited liability company (the “Company”), and Rob Crisci (“Executive”).

WHEREAS, Executive and the Company are parties to that certain Offer Letter, dated as of March 31, 2023 and countersigned by Executive prior to the parties’ execution and delivery of this Agreement (the “Offer Letter”), pursuant to which the Company has offered, and Executive has accepted, employment with the Company as its Chief Financial Officer;

WHEREAS, effective as of April 19, 2023 (or such other date as may be mutually agreed by the parties hereto, the “Effective Date”), the Company desires to employ Executive, and Executive desires to accept such employment, with the Company, upon and subject to the terms and conditions set forth herein, and to formalize the parties agreement with respect to Executive’s employment by the Company.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment with the Company under this Agreement shall be for a period commencing on the Effective Date and ending on the date that is three (3) years following the Effective Date, unless sooner terminated in accordance with the terms of this Agreement (in any case, the “Employment Period”). Notwithstanding anything to the contrary in the foregoing, Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 4 hereof.

2. Position, Duties and Responsibilities.

(a) Position. During the Employment Period, Executive shall serve as Chief Financial Officer of the Company, and shall serve in such other or additional positions and on such terms as the Company may determine from time to time. Executive shall report to the President and Chief Executive Officer of the Company (currently, Greg Lehmkuhl), and shall perform such duties as are usual and customary for Executive’s position. At the Company’s request, Executive shall serve the Company and/or its subsidiaries or affiliates in such other capacities, consistent with Executive’s title, as the Company shall reasonably designate (without additional compensation). Executive agrees to observe and comply with applicable law and the rules and policies of the Company, as in effect from time to time, including, and without limitation, any rules and policies relating to Executive’s obligations to the Company and its members (or stockholders) upon a termination of employment.

(b) Exclusivity. During the Employment Period, Executive shall devote Executive’s best efforts and full business time and attention to the business and affairs of the Company and its subsidiaries and its affiliates, and shall not (i) serve as an employee or consultant for any other entity, (ii) serve on the board of directors or similar body of any other entity, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place Executive in a competing position to, that of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for Executive to (x) serve on the boards of directors of non-profit, civic or charitable organizations or (y) manage Executive’s personal investments, in each case, to the extent that such activities do not, individually or in the aggregate, materially interfere with the performance of

Executive’s duties and responsibilities hereunder or directly or indirectly compete or conflict with the business of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing or anything herein to the contrary, Executive may (A) from the Effective Date until no later than January 31, 2025, devote up to seven (7) hours per week on average to the performance of services to Roper Technologies, Inc. consistent with the type and level of such services being provided by Executive over the period commencing on February 1, 2023 to the Effective Date, provided that the performance of such services does not conflict or materially interfere with Executive’s performance of duties hereunder, and (B) continue to serve as a director on the board of directors of MasterBrand, Inc., to the extent that such service as a director (or on any committee of such board) does not conflict or materially interfere with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Location. During the Employment Period, Executive shall perform the services required by this Agreement from one or more of the Company’s offices in Florida; provided, that Executive shall be permitted to work remotely as may be agreed between the Company and Executive in accordance with applicable Company policy, except for travel to other locations as may be necessary from time to time to fulfill Executive’s duties and responsibilities hereunder, including to the Company’s principal offices, currently located in Novi, Michigan. Executive acknowledges that the Company’s primary finance function which Executive shall oversee in connection with his duties and responsibilities as Chief Financial Officer of the Company (and a substantial number of the Company’s employees employed thereby) is based at the Company’s principal offices in Novi, Michigan, and, without limiting the foregoing, Executive shall consequently spend a meaningful amount of time working in the Company’s offices in Novi, Michigan in order to fulfill Executive’s duties and responsibilities hereunder.

3. Compensation and Benefits; Expenses.

(a) Base Salary. During the Employment Period, Executive shall receive a base salary of $700,000 per year (the “Base Salary”), pro-rated for any partial year of employment. The Company shall review Executive’s Base Salary at least annually, and may, in its sole discretion, from time to time increase the then-applicable Base Salary. For avoidance of doubt, the Base Salary as so increased and in effect from time to time shall be referred to herein as the “Base Salary.” The Base Salary shall be paid in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly.

(b) Annual Bonus. For each fiscal year of the Company ending during the Employment Period, commencing with and pro-rated for the Company’s fiscal year 2023, Executive shall be eligible to earn a cash performance bonus (the “Annual Bonus”), based on the attainment of Company, divisional, individual and/or other performance objectives determined by the Company in its sole discretion, in accordance with the applicable bonus plan or program maintained by the Company (or any of its affiliates). Executive’s target Annual Bonus shall equal 125% of Executive’s Base Salary (the “Target Bonus”). The actual amount of any Annual Bonus (if any) shall be determined by reference to the attainment of the applicable performance objectives (and may equal zero if applicable objectives are not attained). Any Annual Bonus shall be paid to Executive on the date on which annual bonuses are paid generally by the Company (or, as applicable, any of its affiliates) to its similarly situated executives with respect to the year in which the Annual Bonus was earned, subject to and conditioned upon Executive’s continued employment with the Company through the applicable payment date, except to the extent otherwise provided in Section 5(b) or 5(c), as applicable.

(c) Equity Incentives.

(i) Incentive Units. On or as soon as reasonably practicable following the Effective Date, the Company will cause LLH MGMT Profits II, LLC (“LMEP”) to grant to

Executive 2,191,000 Class C-14 Common Units of LMEP (the “Incentive Units”). The Incentive Units will be structured in a manner intended to constitute “profits interests” for United States federal income tax purposes and will be subject to such terms and conditions (including vesting conditions) as are set forth in a restricted unit grant agreement prescribed by the Company (the “Award Agreement”), to be entered into between Executive and LMEP, in the form previously provided to Executive, which shall evidence the grant of the Incentive Units. The Incentive Units shall be subject in all respects to the terms and conditions (including vesting and lock-up conditions) set forth in the Award Agreement and the LMEP operating agreement, including any restrictive covenants contained therein.

(ii) Restricted Preferred Units. On or as soon as practicable following the Effective Date, the Company shall cause BG LLH, LLC (“BG”) to grant to Executive 111,111 restricted Class B Units of BG (“Restricted Units”). The Restricted Units will be subject to such terms and conditions (including vesting and lock-up conditions) as are set forth in a restricted unit grant agreement prescribed by the Company (each, a “Grant Agreement”), to be entered into between Executive and BG, in the form previously provided to Executive, which shall evidence such grant. The Restricted Units will be subject in all respects to the terms and conditions set forth in the applicable Grant Agreement and the BG operating agreement, including any restrictive covenants contained therein.

(iii) During the Employment Period, Executive shall be eligible to receive equity grants and awards in LMEP (beyond the Incentive Units described in the foregoing clause (i)) and other equity incentive and similar plans and arrangements of the Company and its affiliates, in which similarly situated executives of the Company and its affiliates are participants or offered an opportunity to become participants. Nothing contained in this clause (iii) shall create or be deemed to create any obligation on the part of the Company (or any of its affiliates) to grant any such awards (which shall be in the sole and absolute discretion of the Company) or to adopt or maintain any equity incentive plan or similar arrangement at any time or limit the right of the Company (or any of its affiliates) to amend or terminate any such plans or arrangements.

(d) Benefits. During the Employment Period, Executive will be eligible to participate in the health, welfare and retirement benefit plans, policies and programs (including, as applicable, medical, dental, disability, life and accidental death insurance plans and programs) and, subject to Section 3(e) below, any leave of absence, holiday, vacation or paid-time-off policies and programs, in each case, maintained by the Company (or any of its affiliates) for the benefit of its similarly situated executives from time to time. Nothing contained in this Section 3(d) shall create or be deemed to create any obligation on the part of the Company (or any of its affiliates) to adopt or maintain any health, welfare, retirement, fringe or other benefit plan(s) or program(s) at any time or limit the right of the Company (or any of its affiliates) to amend or terminate any such benefit plan(s) or program(s).

(e) Vacation. During the Employment Period, commencing on the ninety-first (91st) day following the Effective Date, Executive will be entitled to accrue and use twenty-seven (27) days of paid vacation per calendar year (pro-rated for any partial year of service); provided, however, that Executive will not accrue any vacation time in excess of 320 hours (the “Accrual Limit”) and will cease accruing vacation time if Executive’s accrued vacation reaches the Accrual Limit until such time as Executive’s accrued vacation drops below the Accrual Limit.

(f) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by Executive in the performance of Executive’s services hereunder and substantiated in accordance with the policies and procedures of the Company (or any of its affiliates), including without limitation, the Company’s Travel and Expense Policies and Code of Business Conduct, in any case, as may be in effect from time to time.

4. Termination of Employment. Executive’s employment hereunder shall be terminated, or may be terminated, as the case may be, under the following circumstances (including as set forth in Section 1, above):

(a) Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period and the Company may terminate Executive’s employment on account of Executive’s Disability (as defined below). “Disability” means (i) Executive is entitled to receive long-term disability benefits under the Company’s or its affiliates’ applicable long-term disability plan or (ii) the inability, or failure, of Executive to perform the essential functions of Executive’s job for one hundred twenty (120) days out of any three hundred sixty-five (365) day period or ninety (90) consecutive days, with or without reasonable accommodation, by reason of any medically determinable physical or mental impairment.

(b) Cause. Executive’s employment may be terminated at any time by the Company for Cause (as defined below) or without Cause, in any case, in accordance with the terms of this Agreement. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following:

(i) the commission by Executive of any act of fraud, material dishonesty or embezzlement against the Company or any of its affiliates or otherwise in connection with the performance of Executive’s services under this Agreement or otherwise involving the Company or any such affiliate;

(ii) Executive’s commission of, or pleading guilty or no contest to, a felony or other crime involving moral turpitude;

(iii) Executive’s performance of acts which are or could reasonably be expected to become materially detrimental to the Company or any of its affiliates;

(iv) Executive’s breach of this Agreement or any other written agreement between Executive and the Company or its affiliates and Executive’s failure to cure the same, to the extent capable of cure, within fifteen (15) days after receiving written notice from the Company (other than by reason of Executive’s Disability);

(v) Executive’s commission of a violation of any applicable Company policy, including, without limitation, policies addressing confidentiality, non-solicitation or non-competition, and Executive’s failure to cure the same, to the extent capable of cure, within fifteen (15) days after receiving written notice from the Company;

(vi) Executive’s willful failure to substantially perform or gross neglect of Executive’s duties (including, but not limited to, Executive’s failure to follow any lawful directive from the Company (or any of its affiliates) within the reasonable scope of Executive’s duties) and Executive’s failure to correct the same (if capable of correction) within fifteen (15) days following Executive’s receipt of written notice thereof (provided, however, that for avoidance of doubt, such failure shall not be measured by economic performance, productivity or a similar measure of the performance of Company or its affiliates or any unit or division thereof), in any case, other than as a result of Disability; or

(vii) Executive’s use of alcohol or illicit drugs in a manner that has or may reasonably be expected to have a detrimental effect on Executive’s performance, Executive’s duties to the Company (or any of its affiliates), or the reputation of the Company or its affiliates.

(c) Good Reason. Executive may voluntarily terminate Executive’s employment hereunder for Good Reason (as defined below) in accordance with this Section 4(c). For purposes of this Agreement, “Good Reason” shall mean any one or more of the following actions by the Company without Executive’s prior written consent: (i) a material reduction in Executive’s Base Salary by the Company; (ii) a material diminution in Executive’s authority, duties or responsibilities hereunder; (iii) a requirement to report to any corporate officer or employee other than the Company’s President and Chief Executive Officer; or (iv) a relocation of Executive’s principal place of employment by more than twenty-five (25) miles from Executive’s current principal place of employment in Sarasota, Florida. Notwithstanding the foregoing, Executive’s termination shall not constitute a termination for “Good Reason” unless (x) Executive first provides the Company or its successor with written notice of such event within thirty (30) days after Executive becomes aware of the occurrence of such event, (y) to the extent correctable, the Company or its successor fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (z) the effective date of Executive’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.

(d) Other Terminations. Executive may voluntarily terminate Executive’s employment with the Company hereunder without Good Reason at any time for any reason by delivery of a written notice of resignation to the Company setting forth the date of resignation and giving at least thirty (30) days’ advance written notice of such resignation. Notwithstanding the foregoing, in the event that Executive terminates his/her employment without Good Reason, the Company may, in its sole discretion, waive all or any portion of Executive’s resignation notice period (without payment in lieu thereof).

5. Obligations of the Company upon Termination.

(a) General. In the event that Executive’s employment under this Agreement terminates during the Employment Period for any reason, upon such termination, the Company shall pay to Executive (or Executive’s estate) in a single lump sum payment, within thirty (30) days after the Date of Termination (as defined below), or such earlier date as may be required by applicable law, the aggregate amount (in each case, if any) of (i) any earned but unpaid Base Salary, (ii) any accrued, but unused vacation and (iii) unreimbursed business expenses incurred prior to the Date of Termination that are reimbursable in accordance with Section 3(f) above and which have been properly substantiated in accordance with applicable Company policy as of the Date of Termination (together, the “Accrued Obligations”). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans, and the Incentive Units and Restricted Units shall be governed in accordance with the terms of the applicable Award Agreement or Grant Agreement, respectively.

(b) Termination Without Cause or For Good Reason. If, during the Employment Period, the Company terminates Executive’s employment without Cause or Executive resigns his employment for Good Reason (it being understood that in no event shall a termination of Executive’s employment upon or following the expiration of the Employment Period constitute a termination of Executive’s employment by the Company without Cause or by Executive for Good Reason), then, in either case, upon Executive’s “separation from service” from the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Separation from Service” and the date of any such Separation from Service, the “Date of Termination”), subject to and conditioned upon

Executive’s timely execution and non-revocation of a general release of claims substantially in the form attached hereto as Exhibit A (the “Release”) and Executive’s continued compliance with the Restrictive Covenants Agreements (as defined below), the Company shall pay or provide to Executive, in addition to the Accrued Obligations, a cash amount (the “Severance”) equal to the sum of (x) twelve (12) months of Executive’s Base Salary and (y) Executive’s Target Bonus, in each case, based on Executive’s Base Salary and Target Bonus in effect as of the Date of Termination. The Company shall pay the Severance in substantially equal installments in accordance with the Company’s customary payroll practices during the twelve (12)-month period following the Date of Termination.

(c) Termination at Expiration. If Executive’s employment hereunder terminates upon expiration of the Employment Period, then, in such case, upon such termination, subject to and conditioned upon Executive’s timely execution and non-revocation of Release substantially in the form attached hereto as Exhibit A and Executive’s continued compliance with the Restrictive Covenants Agreements, the Company shall pay or provide to Executive, in addition to the Accrued Obligations, a cash amount equal to the Annual Bonus (if any) for the fiscal year immediately preceding the year in which the Employment Period expires if the attainment of Company, divisional, individual and/or other performance objectives have been achieved by the Company and/or Executive in accordance with the applicable bonus plan or program maintained by the Company, and such Annual Bonus remains unpaid as of the Date of Termination. Such Annual Bonus, if any, shall also be referred to as Severance if this paragraph is operative rather than the foregoing paragraph (b). The Company shall pay the Severance in one lump sum as promptly as practical after the Release becomes effective and irrevocable (subject to the hanging paragraph below), but in no event later than March 15 of the calendar year immediately following the year in which such termination occurs.

Notwithstanding the foregoing, (i) no Severance payments or benefits under Sections 5(b) or (c) shall be made prior to the date on which the Release becomes effective and irrevocable, and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon (ii) if the aggregate period during which Executive is entitled to consider and/or revoke the Release spans two (2) calendar years, no Severance payments or benefits under Sections 5(b) or (c) shall be made prior to the beginning of the second (2nd) such calendar year (and any payments otherwise payable prior thereto (if any)) shall instead be paid on the first regularly scheduled Company payroll date occurring in the latter such calendar year (or if later, the first regularly scheduled Company payroll date following Release effectiveness) and (iii) upon any breach by Executive of the Restrictive Covenants Agreements on or following the Date of Termination, (A) any unpaid portion of the Severance payments or benefits (as applicable) shall cease to be payable and shall be forfeited by Executive upon such breach, and (B) any Severance payments or benefits paid to Executive on or after the date of any such breach shall be repaid by Executive to the Company immediately upon demand therefor.

(d) Other Terminations. If Executive’s employment is terminated by for any reason not described in Section 5(b) or (c) above (including, without limitation, due to Executive’s death or Disability, a termination by the Company for Cause, or a resignation by Executive without Good Reason or any termination after the expiration of the Employment Period), the Company will pay Executive only the Accrued Obligations within thirty (30) days after the Date of Termination (or such earlier date as may be required under applicable law). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans, and the Incentive Units and Restricted Units shall be governed in accordance with the terms of the applicable Award Agreement or Grant Agreement, respectively.

(e) Termination of Offices and Directorships; Full Settlement. Upon termination of Executive’s employment for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships, and other employment positions then held with the Company or its affiliates and shall take all actions reasonably requested by the Company to effectuate the foregoing. Except for any indemnification rights that Executive may have under the Company’s D&O policy or governance documents or as otherwise expressly provided in this Agreement, the Company shall have no further obligations, and Executive shall have no further rights or entitlements, in connection with or following Executive’s termination of employment.

(f) Return of Property. Upon termination of Executive’s employment for any reason, Executive shall return to the Company (or, as applicable, any of its affiliates): (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information (as defined in the applicable Restrictive Covenants Agreement) including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing.

6. Restrictive Covenants. Executive acknowledges and agrees that Executive is, concurrently with the execution of this Agreement, entering into (i) a Proprietary Information, Inventions, Non-Solicitation Agreement and (ii) a Confidentiality Agreement, each with the Company or its affiliates (together, the “Restrictive Covenants Agreements”). Executive acknowledges and agrees that Executive shall be bound by, and comply with Executive’s obligations under, the Restrictive Covenants Agreements.

7. Arbitration.

(a) Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”), between any two or more Persons Subject to Arbitration (as defined below), including without limitation any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (i) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; (ii) any Arbitration Claim as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof; or (iii) any controversy or dispute brought by the Company pursuant to Section 6 hereof (or under the agreements referenced therein). Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

(b) “Persons Subject to Arbitration” means, individually and collectively, (i) Executive, (ii) any person in privity with or claiming through, on behalf of or in the right of Executive, (iii) the Company, (iv) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

(c) The arbitration shall take place before a single neutral arbitrator at the JAMS office in Miami, Florida. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The arbitration shall be conducted in accordance with the JAMS rules applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

(d) In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom).

(e) WAIVER OF TRIAL BY JURY OR COURT. EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f) WAIVER OF OTHER RIGHTS. EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g) Severability; Conformance to Applicable Law. This Section 7 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Section 7 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 7. To the extent applicable law imposes additional requirements to allow enforcement of this Section 7, this Agreement shall be interpreted to include such terms or conditions.

8. Assignment. Neither the Company nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any person or transfer all or substantially all of its properties or assets to any person. This Agreement shall inure to the benefit of and be binding upon the Company and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

9. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

At Executive’s last known address

evidenced on the Company’s

payroll records.

If to the Company:

Attn: General Counsel

Lineage Logistics, LLC

1 Park Plaza, Suite 550

Irvine, California 92614

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

10. Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 10 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to create any liability on the part of the Company for any failure to do so. Executive shall be solely liable for any taxes imposed on him under or by operation of Section 409A.

(b) Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.

(c) Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any Severance payments under Section 5 hereof, shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).

11. Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company shall be entitled to withhold any and all such taxes from amounts payable hereunder.

12. Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. Executive represents and warrants that Executive is in fact individually represented by legal counsel in negotiating the terms of this Agreement to designate either the venue or forum in which a controversy arising from this Agreement may be adjudicated or the choice of law to be applied.

14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

15. Counterparts. This Agreement may be executed manually or electronically in any number of counterparts, any of which may be executed and transmitted by facsimile or email (including portable document format (.PDF) and any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

16. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.

17. Entire Agreement. This Agreement, together with any Award Agreement and the Restrictive Covenants Agreements, sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company or its affiliates and Executive, or any representative of the Company (or its affiliates) or Executive, with respect to the subject matter hereof (including, without limitation, the Offer Letter). Executive hereby agrees that as of the Effective Date the Offer Letter is hereby terminated and shall be of no further force or effect.

18. Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.

[Signature Page Follows]

Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of Executive’s obligations hereunder will not violate any agreement between Executive and any other person, firm, organization or other entity, and (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by Executive’s entering into this Agreement and/or providing services to the Company (or any of its subsidiaries or affiliates) pursuant to the terms of this Agreement. Without limiting the generality of the foregoing representations and warranties by Executive, the Company acknowledges that Executive has notified the Company of the restrictive covenants by which Executive remains bound in favor of Roper Technologies, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

“COMPANY”

Lineage Logistics Holdings, LLC

By:	/s/ Sean Vanderelzen
Name: Sean Vanderelzen
Title: Chief Human Resources Officer

“EXECUTIVE”

/s/ Rob Crisci
Rob Crisci

[Signature Page to Employment Agreement]

Exhibit A

General Release

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Lineage Logistics Holdings, LLC (the “Company”), and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act (“WARN”), the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, [     ,]1 as each may have been amended from time to time, and any other applicable state law. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 5[(b)]/[(c)]2 of that certain Employment Agreement, dated as of April 12, 2023, by and between the undersigned and the Company (the “Employment Agreement”), which payments and benefits (among other good and valuable consideration) are provided in exchange for this Release, (ii) to any Claims for indemnification arising under any applicable indemnification obligation of the Company, (iii) to any Claims which cannot be waived by an employee under applicable law, (iv) to any Claims the undersigned may have solely in the undersigned’s capacity as an equityholder of the Company or any of its affiliates, subsidiaries, partners, members, successors or assigns (including, for avoidance of doubt, as holder of Restricted Units or Incentive Units); or (v) vested benefits (if any) under any employee benefit plans of the Company or its affiliates.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

[1]	Local law references to be added, as applicable.
[2]	To be updated.

Exhibit A

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

A.	THE UNDERSIGNED IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

B.

THE UNDERSIGNED HAS AT LEAST [TWENTY-ONE (21)][3] DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT. IF THE UNDERSIGNED SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF THE [TWENTY-ONE (21)] DAY PERIOD, THE UNDERSIGNED WAIVES THE REMAINDER OF THAT PERIOD. UNDERSIGNED WAIVES THE RESTARTING OF THE [TWENTY-ONE (21)] DAY PERIOD IN THE EVENT OF ANY MODIFICATION OF THIS RELEASE, WHETHER OR NOT MATERIAL; AND

C.	THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

If the undersigned wishes to revoke this Release, the undersigned must deliver written notice (which may be by email), stating the undersigned’s intent to revoke to [     ], at [     ], on or before 5:00 p.m. (ET) on the seventh (7th) day after the date on which the undersigned signs this Release. The undersigned acknowledges that if the undersigned revokes this Release, the undersigned will not receive any payments or benefits pursuant to the Employment Agreement.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

[3]	To be increased to 45 days if required by applicable law.

Exhibit A

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IN WITNESS WHEREOF, the undersigned has executed this Release this  day of     20 .

Rob Crisci

Exhibit A